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                                                                     EXHIBIT 21

                           ENTITIES OF ALLERGAN, INC.

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                                                            PLACE OF INCORPORATION
NAME OF SUBSIDIARY                                          OR ORGANIZATION
------------------                                          ---------------
Allergan-Loa S.A.                                           Argentina
Allergan S.A.I.C.yF.                                        Argentina
Allergan Australia Pty Limited                              Australia
Allergan Holdings Pty Limited                               Australia
Amawind Pty Limited                                         Australia
Pacific Eyecare Pty Limited                                 Australia
Allergan N.V.                                               Belgium
Allergan-Lok Produtos Farmaceuticos Ltda.                   Brazil
Allergan Inc.                                               Canada
CrownPharma Canada Inc.                                     Canada
Allergan Laboratorios Limitada                              Chile
Allergan (Hangzhou) Pharmaceutical Co., Ltd.                China
Allergan de Colombia S.A.                                   Colombia
Allergan A/S                                                Denmark
Allergan France S.A.                                        France
Pharm-Allergan GmbH                                         Germany
Allergan Asia Limited                                       Hong Kong
Allergan Botox Limited                                      Ireland
Allergan Sales, Limited                                     Ireland
Allergan Services International, Limited                    Ireland
Allergan Trading International, Limited                     Ireland
CrownPharma Limited                                         Ireland
Allergan S.p.A.                                             Italy
Allergan K.K.                                               Japan
Allergan Korea Ltd.                                         Korea
Allergan Afrasia Limited                                    Malta
Allergan, S.A. de C.V.                                      Mexico
Pharmac, S.A.M.                                             Monaco
Allergan B.V.                                               Netherlands
Allergan New Zealand Limited                                New Zealand
Allergan AS                                                 Norway
Allergan Pakistan (Private) Limited                         Pakistan
Allergan Pharmaceuticals (Ireland) Ltd., Inc.               Panama
Allergan Pte. Ltd.                                          Singapore
Allergan Pharmaceuticals (Proprietary) Limited              South Africa
Allergan, S.A.                                              Spain
Allergan Norden AB                                          Sweden
Allergan AG                                                 Switzerland
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

Allergan Optik Mamulleri Sanayi Ve Ticaret Limited          Turkey
Allergan Farnborough Limited                                United Kingdom
Allergan Holdings Limited                                   United Kingdom
Allergan Limited                                            United Kingdom
Allergan Optical Irvine, Inc.                               United States/CA
Allergan Sales, Inc. (formerly Allergan Medical Optics)     United States/CA
AMO Puerto Rico, Inc. (formerly Allergan America)           United States/CA
Herbert Laboratories                                        United States/CA
Allergan America, Inc. (formerly Allergan Caribe, Inc.)     United States/DE
Allergan Holdings, Inc.                                     United States/DE
Allergan Optical Inc.                                       United States/DE
AMO Holdings, Inc.                                          United States/DE
Optical Micro Systems, Inc.                                 United States/DE
Pacific Pharma, Inc. (formerly Pacific I Limited, Inc.)     United States/DE
Allergan de Venezuela, S.A.                                 Venezuela
Allergan India Limited (Joint Venture)                      India

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